UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Provectus Biopharmaceuticals, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Provectus Biopharmaceuticals Announces Investor Webinar for

2025 Annual Meeting of Stockholders

KNOXVILLE, Tenn., June 9, 2025 (GLOBE NEWSWIRE) — Provectus Biopharmaceuticals, Inc. (“Provectus” or the “Company”) (OTCQB: PVCT) announced today that its 2025 annual stockholder meeting (the “Annual Meeting”), including shareholder meeting activities and a company update, will also be accessible by Zoom Webinar. The meeting will be held on Wednesday, June 18, 2025, at the Hilton Knoxville, located at 501 West Church Avenue, Knoxville, Tenn., beginning at 4:00 p.m. Eastern Time.

The webinar of the Annual Meeting may be accessed by registering in advance at:

https://us06web.zoom.us/webinar/register/WN_NHDxe61oQDi-t84JgMylsg#/registration.

Annual Meeting materials, including the Company’s Proxy Statement, Notice of Internet Availability, and 2024 Annual Report, are available on Provectus’s website at https://www.provectusbio.com/annual-meeting/.

About Provectus

Provectus Biopharmaceuticals, Inc. is a clinical-stage biotechnology company developing immunotherapy medicines for different diseases that are based on a class of synthetic small molecules called halogenated xanthenes. Provectus’s lead molecule is named Rose Bengal Sodium.

Provectus’s medical science platform includes clinical development programs in oncology, dermatology, and ophthalmology; proof-of-concept in vivo programs in oncology, hematology, full-thickness cutaneous wound healing, and canine cancers; and in vitro discovery programs in infectious diseases, tissue regeneration and repair, and proprietary targets.

Information about the Company’s clinical trials can be found at the National Institutes of Health (NIH) registry, ClinicalTrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com.

Forward Looking Statements

The information in this press release may include “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to the business of Provectus and its affiliates, which are based on currently available information and current assumptions, expectations, and projections about future events and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “aim,” “likely,” “outlook,” “seek,” “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will,” “would,” “project,” “projection,” “predict,” “potential,” “targeting,” “intend,” “can,” “could,” “might,” “should,” “believe,” and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof or as of the date specifically specified herein, and Provectus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those described in Item 1A of:

●	The Company’s Annual Report on Form 10-K for the period ended December 31, 2024, and
●	Provectus’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

Contacts:

Provectus Biopharmaceuticals, Inc.

Heather Raines, CPA

Chief Financial Officer

(866) 594-5999

Investor Relations & Media

Susan Xu

sxu@allianceadvisors.com

(778) 323-0959